UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 18, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal Mr. Skibsted offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

The summaries of certain contracts and agreements contained in this Report are qualified in all respects by the full text of the contracts and agreements which are filed as exhibits to this Report and are incorporated herein by reference.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On November 18, 2015, we and one of our subsidiaries entered into certain agreements with our former Senior Vice President and Chief Financial Officer Robert W. Peabody.  Information concerning those agreements may be found in Item 5.02 of this Report and is incorporated into this Item 1.01 by reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Certain Agreements with Robert W. Peabody

Robert W. Peabody has resigned as Senior Vice President and Chief Financial Officer of BioTime and as Chief Financial Officer of certain subsidiaries.  Mr. Peabody will become Chief Financial Officer of our subsidiary LifeMap Solutions, Inc.  Under an employment agreement with LifeMap Solutions, Mr. Peabody will receive an annual salary of $250,000, and a grant of options to purchase 1% of the shares of LifeMap Solutions common stock and he may receive an equal number of additional options subject to attainment of milestones to be agreed upon and the Board of Directors implementing a bonus-stock program.  Mr. Peabody’s stock options will be subject to the terms and conditions of a Stock Option Agreement and LifeMap Solutions’ Stock Option Plan.  Mr. Peabody’s options will vest and thereby become exercisable in monthly installments over four years, and will expire if not exercised within ten years from the date of grant.

In addition, LifeMap Solutions has agreed to reimburse Mr. Peabody for travel to and from his home in Texas.

Mr. Peabody’s Employment Agreement contains provisions entitling him to severance benefits in the event that his employment is terminated without “cause” as defined in his Employment Agreement, or following a “Change of Control” of LifeMap Solutions. If Mr. Peabody’s employment is terminated without “cause,” the severance benefits will be payment of six months base salary and 50% of his then unvested stock options will vest.  In addition, for a period of six months LifeMap Solutions will pay any health insurance benefits that Mr. Peabody was receiving at the time of termination of his under an employee health insurance plan subject COBRA.  However, if the termination of his employment without “cause” occurs within twelve months following a Change of Control, his severance benefits will be twelve months base salary and COBRA payments for twelve months.  In order to receive the severance benefits, Mr. Peabody must execute a general release of all claims against LifeMap Solutions and must return all LifeMap Solutions property in his possession.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

In addition, under an Employment Termination and Release Agreement with Mr. Peabody, BioTime has agreed to the following modifications of the terms of the options granted to Mr. Peabody by BioTime and certain subsidiaries:  (a) his unvested BioTime stock options, in excess of the portion that will vest upon termination of his employment by BioTime, will continue to vest during the time that he remains an employee of a BioTime subsidiary and during the time that the Consulting Agreement described below is in effect, (b) unvested options granted to Mr. Peabody by certain subsidiaries shall continue to vest after the termination of his employment by BioTime or the subsidiary, and (c) the options granted by BioTime and the subsidiaries shall expire on the designated expiration date rather than on an earlier date determined with reference to the termination of his employment.

BioTime has also entered into a Consulting Agreement with Mr. Peabody under which Mr. Peabody will provide financial consulting services to BioTime and its subsidiary OncoCyte Corporation, in consideration for the vesting of his stock options under his Employment Termination and Release Agreement and his Employment Agreement with LifeMap Solutions.  If Mr. Peabody ceases to receive compensation under his Employment Agreement with LifeMap Solutions or his employment is terminated by LifeMap Solutions without “cause” as defined in his Employment Agreement, he will receive a consulting fee of $15,000 per month for services to BioTime and OncoCyte.  The Consulting Agreement will terminate on November 18, 2016, or earlier upon: (a) the death or disability of Mr. Peabody; (b) thirty days written notice from Mr. Peabody which may be given after February 28, 2015; (c) written notice from BioTime given at any time after the total payments received by Mr. Peabody from LifeMap Solutions and under the Consulting Agreement total $221,500; or (d) written notice from BioTime if Mr. Peabody breaches his obligations under the Consulting Agreement or his covenants under the Employment Termination and Release Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

10.1	Employment Termination and Release Agreement, dated November 18, 2015, between BioTime, Inc. and Robert W. Peabody
10.2	Employment Agreement, dated November 18, 2015, between LifeMap Solutions, Inc. and Robert W. Peabody
10.3	Consulting Agreement, dated November 18, 2015, between BioTime, Inc. and Robert W. Peabody

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: November 24, 2015	By:	/s/Aditya Mohanty
Co-Chief Executive Officer